Testing the Waters Materials Related to Series #PUNK5883

From the Rally App:

#PUNK5883

FEDORA CRYPTOPUNK 5883 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $600,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES CRYPTOPUNK 5883

Investment Overview

•Upon completion of the Series #PUNK5883 Offering, Series #PUNK5883 will purchase a Number 5883 Male CryptoPunk NFT for Series #PUNK5883 (The “Series CryptoPunk 5883” or the “Underlying Asset” with respect to Series #PUNK5883, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CryptoPunks are a collection of 10,000 uniquely generated collectible characters with proof of ownership stored on the Ethereum blockchain.

•The Underlying Asset is a Number 5883 Male CryptoPunk NFT.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•The CryptoPunks were released for free (not including the transaction fees) and could be claimed by anyone with an Ethereum wallet.

•Hall told Mashable.com in 2017 that the project was “conceived to test out some of the dynamics of scarcity and demand.”

•There are five different CryptoPunk types. The rarest is Alien (9 total), followed by Ape (24 total), Zombie (88 total), Female (3,840 total), and the least rare, Male (6,039 total).

•CryptoPunks can be bought and sold via a marketplace embedded in the blockchain. Buyers use the crypto currency Ethereum to transact.

•The record sale for a CryptoPunk occurred on June 10, 2021. Shalom Mackenzie (the largest shareholder in DraftKings) purchased a CryptoPunk for over $11.7 million in a Sotheby’s auction. The CryptoPunk purchased by Mackenzie was an Alien Punk — the rarest of the five Punk Types.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is CryptoPunk #5883.

•The Underlying Asset is a Male CryptoPunk.

•There are 6,039 Male CryptoPunks.

•The Underlying Asset has three accessories: Chinstrap, Silver Chain, and Fedora.

•282 CryptoPunks have the Chinstrap accessory, 156 CryptoPunks have the Silver Chain accessory, and 186 CryptoPunks have the Fedora accessory.

•The Underlying Asset was first claimed on June 23, 2017.

•The Underlying Asset was sold on September 2, 2019, for $45 to NFT collector Pranksy.

•The Underlying Asset was sold on January 4, 2020, for $87.

•The Underlying Asset was sold on February 17, 2021, for $25,322.

•The Underlying Asset was sold on February 19, 2021, for $37,637.

•The Underlying Asset was sold on February 20, 2021, for $52,618.

•The Underlying Asset was sold on March 4, 2021, for $37,855.

•The Underlying Asset was sold on March 17, 2021, for $71,616.

•The Underlying Asset was sold on August 25, 2021, for $312,164.

•The Underlying Asset was sold on September 24, 2021, for $356,414.

Notable Defects

•The Underlying Asset is consistent with the description provided by Larva Labs and proof of ownership stored on the Ethereum blockchain.

Details

Series CryptoPunk 5883
Creator	Larva Labs
NFT	CryptoPunk
Number	5883
Type	Male
Type Rarity	1 of 6,039 (Male)
Accessories	Chinstrap, Silver Chain, Fedora
Accessory Rarity	1 of 282 (Chinstrap)
Accessory Rarity	1 of 156 (Silver Chain)
Accessory Rarity	1 of 186 (Fedora)
Date of 1st Claim	June 23, 2017
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series CryptoPunk 5883 going forward.

#PUNK5883 | $600K

COMPARABLE ASSET VALUE

ASSET VALUE

+1137176.1%

TRANSACTIONS

218

"When two Canadian coders started an online project called CryptoPunks, they had no idea they'd spark a hyped-up, blockchain-fueled cultural juggernaut."

WIRED

November 2021

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#PUNK5883 | *Visuals*

#PUNK5883 was once owned by Pranksy, a popular NFT investor and collector.

LAUNCH GALLERY ›

#PUNK5883 | *Timeline*

Jun. 2017 — Larva Labs releases 10,000 CryptoPunks available for free to anyone with an Ethereum wallet. Ethereum address 0x00d7c9 claims #PUNK5883.

Jan. 2018 — The New York Times asks "Will Cryptocurrencies Be the Art Market's Next Big Thing?" The piece explains that at the time of writing "Coveted 'punks' are now selling for 10 Ether, or about $13,500."

Sep. 2019 — 0x00d7c9 sells #PUNK5883 to Pranksy, a popular NFT investor and collector, for .25 ETH ($45).

Sep. 2019 — PBS publishes a story titled: "How blockchain technology could revolutionize the art market."